Exhibit 10-F-18

OTTER TAIL CORPORATION

2014 STOCK INCENTIVE PLAN

2018 RESTRICTED STOCK AWARD AGREEMENT

FOR DIRECTORS

This Restricted Stock Award Agreement is between Otter Tail Corporation, a Minnesota corporation (the “Corporation”), and the person named in the attached Restricted Stock Award Certificate for Directors who is a Non-employee Director (“Director”) of the Corporation effective as of the date of grant (the “Grant Date”) set forth in the attached Restricted Stock Award Certificate for Directors.

WHEREAS, the Corporation, pursuant to the Otter Tail Corporation 2014 Stock Incentive Plan (the “Plan”), wishes to award to the Director a number of the Corporation’s Common Shares, par value $5.00 per share (the “Common Shares”), subject to certain restrictions and on the terms and conditions contained in this Agreement and in the attached Restricted Stock Award Certificate for Directors, which is made a part hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Corporation and the Director hereby agree as follows:

1.     Award of Restricted Stock. The Corporation hereby grants to the Director, effective as of the Grant Date, an award of restricted stock for that number of Common Shares set forth in the attached Restricted Stock Award Certificate for Directors (the “Shares”), on the terms and conditions set forth in this Agreement, the Restricted Stock Award Certificate for Directors and the Plan.

2.     Rights of the Director with Respect to the Shares. With respect to the Shares, the Director shall be entitled at all times on and after the date of issuance of the Shares to exercise the rights of a shareholder of Common Shares of the Corporation, including the right to vote the Shares and the right to receive dividends thereon as provided in Section 8 hereof, unless and until the Shares are forfeited pursuant to Section 5(b) hereof. The rights of the Director with respect to the Shares shall remain forfeitable at all times prior to the date or dates on which such rights become vested, and the restrictions with respect to the Shares lapse, in accordance with Section 3, 4 or 5(a) hereof.

3.     Vesting. Subject to the terms and conditions of this Agreement, the Shares shall vest, and the restrictions with respect to the Shares shall lapse, in installments on the dates and in the amounts set forth in the attached Restricted Stock Award Certificate for Directors if the Director remains continuously a Director of the Corporation until the respective vesting dates.

4.     Change of Control. Notwithstanding the vesting provision contained in Section 3 above, but subject to the other terms and conditions set forth herein, upon the occurrence of a Change in Control (as defined in the Plan) prior to any termination of the Director’s service on the Board, the Director shall become immediately and unconditionally vested in all of the Shares, and the restrictions with respect to all of the Shares shall lapse.

5.     Early Vesting; Forfeiture.

(a)          If the Director’s service on the Corporation’s Board ceases for any of the following reasons:

(i)	Disability;
(ii)	Death;
(iii)	Retirement from the Board at the first Annual Shareholder meeting following the Director’s 72nd birthday; or
(iv)	Resignation from the Board at the end of a term prior to a Director’s 72nd birthday, with appropriate prior notice, and subject to the approval of the Compensation Committee in its sole discretion, and such service ends prior to the vesting of the Shares pursuant to Section 3 or 4 hereof, then the Director (or the Director’s legal representatives, beneficiaries or heirs, as the case may be,) shall become immediately vested, as of the date of such disability, death, retirement or action by the Compensation Committee following the resignation of the Director, in all of the unvested Shares, and the restrictions with respect to all of such Shares shall lapse.

No transfer by will or the applicable laws of descent and distribution of any Shares which vest by reason of the Director’s death shall be effective to bind the Corporation unless the Committee shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.

(b)     If the Director’s service on the Corporation’s Board ceases for reasons other than disability, death, retirement or resignation as set forth in Section 1(a)(iv) above prior to the vesting of the Shares pursuant to Section 3 or 4 hereof, the Director’s rights to all of the unvested Shares shall be immediately and irrevocably forfeited, including the right to vote such Shares and the right to receive cash dividends.

6.     Restriction on Transfer. Until the Shares vest pursuant to Section 3, 4 or 5(a) hereof, none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and no attempt to transfer the Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the Shares.

7.     Issuance and Custody of Certificates.

(a)     The Corporation shall cause to be issued uncertificated book-entry shares, registered in the Director’s name, representing the Shares. These Shares shall be held as restricted Shares until the vesting dates, be subject to an appropriate stop-transfer order and shall bear the following restrictive legend:

“The Common Shares represented by book-entry are subject to forfeiture and are subject to the restrictions against transfer as contained in the Otter Tail Corporation 2014 Stock Incentive Plan and a Restricted Stock Award Agreement between Otter Tail Corporation and the registered owner of such shares. Release from such restrictions, terms and conditions shall be made only in accordance with the provisions of the Plan and the Agreement, copies of which are on file in the office of the Secretary of Otter Tail Corporation.”

(b)     Upon execution of this Agreement, the Director shall execute and deliver to the Corporation a stock power or stock powers relating to the Shares.

(c)     After any Shares vest pursuant to Section 3, 4 or 5(a) hereof, and following payment of the applicable withholding taxes pursuant to Section 9 hereof, the Corporation shall promptly cause to be issued a certificate or certificates, registered in the Director’s name or in the name of the Director’s legal representatives, beneficiaries or heirs, as the case may be, representing such vested Shares (less any shares withheld to pay withholding taxes), free of the legend provided in Section 7(a) hereof and any stop-transfer order with respect to such Shares, and shall cause such certificate or certificates to be delivered to the Director or the Director’s legal representatives, beneficiaries or heirs, as the case may be.

8.        Distributions and Adjustments.

(a)     If any Shares vest in the Director subsequent to any change in the number or character of the Common Shares of the Corporation (through recapitalization, stock split, stock dividend, reorganization, merger, consolidation or otherwise), the Director shall then receive upon such vesting the number and type of securities or other consideration which the Director would have received if such Shares had vested prior to the event changing the number or character of the outstanding Common Shares.

(b)     Any additional Common Shares of the Corporation, any other securities of the Corporation and any other property (except for cash dividends or other cash distributions) distributed with respect to the Shares prior to the date or dates the Shares vest shall be subject to the same restrictions, terms and conditions as the Shares to which they relate and shall be promptly deposited with the Secretary of the Corporation or a custodian designated by the Secretary.

(c)     Any cash dividends or other cash distributions payable with respect to the Shares shall be distributed to the Director at the same time cash dividends or other cash distributions are distributed to shareholders of the Corporation generally.

9.        Income Tax Matters. The Director acknowledges that the Director will consult with the Director’s personal tax advisor regarding the income tax consequences of the grant of the Shares, or any other matters related to this Agreement. Income taxes will not be withheld in connection with the vesting of shares under this Agreement.

10.     Miscellaneous.

(a)      The Corporation shall reserve and keep available such number of Common Shares as will be sufficient to satisfy the requirements of this Agreement.

(b)     The Corporation shall not be required to deliver any Shares until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Corporation to be applicable are satisfied.

(c)     If any of the shares covered by this Agreement are not registered under the Securities Act of 1933 at the time of their issuance hereunder, the Director represents and agrees that all such shares purchased under this grant will be acquired for investment and not for resale.

(d)     As used in this Agreement, the term “Common Shares” shall mean the Common Shares of the Corporation as authorized at the Grant Date and “Fair Market Value” shall have the meaning ascribed to them in the Plan.

(e)     This grant of Shares is granted pursuant to the Plan and is subject to all the terms and conditions contained therein. A copy of the Plan is available to the Director upon request.

(f)     This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

(g)     Headings in this Agreement are for convenience of reference only and shall not be deemed in any way to be material or relevant to the construction or interpretation of this Agreement or any provision hereof.

(h)     THIS RESTRICTED STOCK AWARD AGREEMENT FOR DIRECTORS IS ATTACHED TO AND MADE A PART OF A RESTRICTED STOCK AWARD CERTIFICATE FOR DIRECTORS AND SHALL HAVE NO FORCE OR EFFECT UNLESS SUCH RESTRICTED STOCK AWARD CERTIFICATE FOR DIRECTORS IS DULY EXECUTED AND DELIVERED BY THE CORPORATION AND THE DIRECTOR.

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OTTER TAIL CORPORATION

2014 STOCK INCENTIVE PLAN

RESTRICTED STOCK AWARD CERTIFICATE FOR DIRECTORS

This certifies the award of restricted stock as specified below which has been granted under the Otter Tail Corporation 2014 Stock Incentive Plan (the “Plan”), the terms and conditions of which are incorporated by reference herein and made a part hereof. In addition, the award shown in this Certificate is nontransferable and is subject to the terms and conditions set forth in the attached 2018 Restricted Stock Award Agreement for Directors of which this Certificate is a part.

[Name and address of recipient]

[Social Security Number of recipient]

You have been granted the following Award:

Grant Type:	Restricted Stock
Number of Common Shares:
Grant Date:	April 9, 2018

Vesting Schedule:

Date	Number of Restricted Stock Vested
April 8, 2019
April 8, 2020
April 8, 2021

By the Corporation’s and your signature below, it is agreed that this award of restricted stock is governed by the terms and conditions of the 2018 Restricted Stock Award Agreement for Directors, a copy of which is attached and made a part of this document, and the Corporation’s 2014 Stock Incentive Plan, a copy of which is enclosed.

OTTER TAIL CORPORATION

By:
Chuck MacFarlane Its: President and CEO

[Name of Recipient]

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